Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED BY-LAWS OF

ZOLL MEDICAL CORPORATION

The undersigned, being the Secretary of ZOLL Medical Corporation, a Massachusetts corporation (the “Corporation”), hereby certifies that the Board of Directors of the Corporation approved the following amendments to the Amended and Restated By-Laws (the “By-laws”) of the Corporation, effective as of the date indicated below.

1.	Article I, Section 3 of the By-laws shall be amended and restated as follows:

“3. Matters to be Considered at Annual Meeting. Except as provided in Article II, Section 3 of these By-laws, at an annual meeting of stockholders, or a special meeting of stockholders in lieu thereof, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such meeting (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the corporation’s stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Article I, Section 3 as to such business. For a proposal to be properly brought before any such meeting by a stockholder (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or nominations made in accordance with Article II, Section 3 of these By-laws), the stockholder must have given timely notice of such business in writing to the Clerk of the corporation, must have complied with the procedures set forth in this Article I, Section 3 and such stockholder, or his representative, must be present in person at such meeting. For the avoidance of doubt, for a stockholder to bring business before an annual meeting of stockholders, or a special meeting of stockholders in lieu thereof (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act or nominations made in accordance with Article II, Section 3 of these By-laws), such stockholder must comply with the procedures set forth in Article I, Section 3 of the By-laws and this shall be the exclusive means for a stockholder to bring such business properly before such meeting.

To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Clerk at the principal executive offices of the corporation (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting of stockholders in lieu thereof (the “Anniversary Date”) or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date (including any change in a date determined pursuant to Sections 1 or 2 of this Article I) more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the annual meeting made by the corporation by means of (i) a press release, (ii) a report or other document publicly filed with the Securities and Exchange Commission or (iii) in a letter or report sent to stockholders of record of the corporation at the time of the mailing of such letter or report, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws. Such stockholder’s notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before such meeting (a) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the corporation’s stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by the stockholder and such beneficial owners (if any) on the record date for the annual meeting in question (if such date shall have then been made publicly available) and on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall have then been made publicly available) and on the date of such stockholder’s notice, (d) a representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice, and (e) any material interest, direct or indirect, of the stockholder and the beneficial owners (if any) on whose behalf the proposal is made in such proposal.

A stockholder providing timely notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be delivered to the Clerk at the principal executive offices of the corporation not later than the close of business on the fifth (5 th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not timely made in accordance with the terms of this Article I, Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Article I, Section 3 in any material respect, then such proposal shall not be presented for action at the meeting of stockholders in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal as set forth above, the presiding officer of such meeting shall determine and declare at such meeting whether the stockholder proposal was made in accordance with the terms of this Article I, Section 3. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article I, Section 3, he shall so declare at such meeting and ballots shall be provided for use at the meeting with respect to such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article I, Section 3, he shall so declare at such meeting and such proposal shall not be acted upon at such meeting.

Notwithstanding the foregoing provisions of this Article I, Section 3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present any business, such business shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the corporation. For purposes of this Article I, Section 3, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholders.”

2.	Article II, Section 3 of the By-laws shall be amended and restated as follows:

“3. Director Nominations. Nominations of candidates for election as Directors at any annual meeting of stockholders, or special meeting of stockholders in lieu thereof, may be made (a) by, or at the direction of, a majority of the Board of Directors, or (b) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the corporation’s capital stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Article II, Section 3 as to such nomination. For a nomination to be properly made before any such meeting by a stockholder, the stockholder must have given timely notice of such nomination in writing to the Clerk of the corporation, must have complied with the procedures set forth in this Article II, Section 3 and such stockholder, or his representative, must be present in person at such meeting. For the avoidance of doubt, only persons nominated in accordance with the procedures set forth in this Article II, Section 3 shall be eligible for election as Directors at an annual meeting or special meeting in lieu thereof of stockholders and this shall be the exclusive means for a stockholder to nominate a candidate for election as Directors at an annual meeting or special meeting of stockholders in lieu thereof.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the corporation as set forth in this Article II, Section 3. To be timely, a stockholder’s notice shall be delivered to, or mailed to and received by, the Clerk at the principal executive offices of the corporation (a) not less than 75 calendar days nor more than 120 calendar days prior to the Anniversary Date or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date (including any change in a date determined pursuant to Sections 1 or 2 of Article I) more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the annual meeting made by the corporation by means of (i) a press release, (ii) a report or other document publicly filed with the Securities and Exchange Commission or (iii) in a letter or report sent to stockholders of record of the corporation at the time of the mailing of such letter or report, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws. Such stockholder’s notice to the Clerk shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominees; (c) the class and number of shares of the corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by the stockholder and such beneficial owners (if any) on the record date for the annual meeting in question (if such date shall have then been made publicly available) and on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees on the record date for the annual meeting in question (if such date shall have then been made publicly available) and on the date of such stockholder’s notice; (iii) a representation that the stockholder or his representative intends to appear in person at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; provided, that nothing in subsection (a) or (b) of this Article II, Section 3 shall require the stockholder giving such notice to provide to the corporation copies of such stockholder’s preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director shall furnish to the Secretary or Clerk of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

A stockholder providing timely notice of nominations proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be delivered to the Clerk at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Article II, Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Article II, Section 3 in any material respect, then such nomination shall not be considered at the meeting of stockholders in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nomination by a stockholder as set forth above, the presiding officer of such meeting shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Article II, Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Article II, Section 3, he shall so declare at such meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article II, Section 3, he shall so declare at such meeting and such nomination shall be disregarded.

No person shall be elected by the stockholders as a Director unless nominated in accordance with the procedures set forth in this Article II, Section 3. Election of Directors at an annual meeting of stockholders or special meeting of stockholders in lieu thereof need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at such meeting in accordance with the procedures set forth in this Article II, Section 3 shall be provided for use at the meeting.

Notwithstanding the foregoing provisions of this Article II, Section 3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present a nomination, such nomination shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the corporation. For purposes of this Article II, Section 3, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholder.”

Date: April 21, 2009

/s/ Stephen Korn
Stephen Korn, Secretary

5